                                 AMENDMENT NO. 2
                                       TO
                               CUSTODIAN AGREEMENT


        Amendment No. 2, dated as of December 31, 1998 ("Amendment"), to the Custodian Agreement dated as of April 14, 1997 ("Original Agreement") by and between EQ Advisors Trust and The Chase Manhattan Bank.

        The parties hereto agree that Appendix A to the Original Agreement is replaced in its entirety by Appendix A attached hereto.

        Except as modified and amended hereby, the Original Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above set forth.


EQ ADVISORS TRUST                       THE CHASE MANHATTAN BANK


By:                                     By:
   ----------------------------            ----------------------------
   Name:   Peter D. Noris                  Name:  John K. Breitweg
   Title:  President and Trustee           Title: Vice President

                                   APPENDIX A
                                       TO
                                 AMENDMENT NO. 2
                                       TO
                               CUSTODIAN AGREEMENT


              PORTFOLIOS AND CLASSES COVERED BY CUSTODIAN AGREEMENT

                     Portfolios                                Classes
                     ----------                                -------

BT Equity 500 Index Portfolio                           Class IA and Class 1B
BT International Equity Index Portfolio                 Class IA and Class 1B
BT Small Company Index Portfolio                        Class IA and Class 1B
EQ/Putnam Balanced Portfolio                            Class IA and Class 1B
EQ/Putnam Growth & Income Value Portfolio               Class IA and Class 1B
EQ/Putnam International Equity Portfolio                Class IA and Class 1B
EQ/Putnam Investors Growth Portfolio                    Class IA and Class 1B
EQ/Evergreen Foundation Portfolio                       Class IA and Class 1B
EQ/Evergreen Portfolio                                  Class IA and Class 1B
JPM Core Bond Portfolio                                 Class IA and Class 1B
Lazard Large Cap Value Portfolio                        Class IA and Class 1B
Lazard Small Cap Value Portfolio                        Class IA and Class 1B
Merrill Lynch Basic Value Equity Portfolio              Class IA and Class 1B
Merrill Lynch World Strategy Portfolio                  Class IA and Class 1B
MFS Emerging Growth Companies Portfolio                 Class IA and Class 1B
MFS Growth with Income Portfolio                        Class IA and Class 1B
MFS Research Portfolio                                  Class IA and Class 1B
Morgan Stanley Emerging Markets Equity Portfolio        Class IA and Class 1B
T. Rowe Price Equity Income Portfolio                   Class IA and Class 1B
T. Rowe Price International Stock Portfolio             Class IA and Class 1B
Warburg Pincus Small Company Value Portfolio            Class IA and Class 1B

                                       1